(KPMG LOGO)            KPMG LLP                       Telephone 617 988 1000
                       99 High Street                 Fax 617 507 8321
                       Boston, MA 02110-2371          Internet www.us.kpmg.com


April 27, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the Taiwan Fund, Inc (the Fund) and, under the dates of October 19, 2006 and October 21, 2005, we reported on the financial statements of the Fund as of and for the years ended August 31, 2006 and 2005, respectively. On January 29, 2007 we were dismissed. We have read the Fund's statements included under Sub-Item 77k of its Form N-SAR dated April 23, 2007, and we agree with such statements except that we are not in a position to agree or disagree with the Fund's statement that the change in accountants was approved by the Audit Committee and the Board of Directors of the Fund on January 22, 2007.

Very Truly Yours,

/s/ KPMG LLP










          KPMG LLP, a U.S. limited liability partnership, is the U.S.
            member firm of KPMG International, a Swiss cooperative.